SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     June 8, 1999


VWR SCIENTIFIC PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)


0-14139
(Commission File Number)



91-1319190
(IRS Employer Identification No.)

    1310 Goshen Parkway
         West Chester, PA                                19380
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (610) 431-1700


                                      _________________________________________
(Former name or former address, if changed since last report)

Item 5.	Other Events.
On June 8, 1999, VWR Scientific Products Corporation, a Pennsylvania corporation ("VWR"), entered into a Merger Agreement (the "Merger
Agreement") with EM Laboratories, Incorporated, a New York corporation ("Parent"), and EM Subsidiary, Inc., a Pennsylvania corporation and wholly owned subsidiary of Parent ("Sub"). Parent and Sub are indirect subsidiaries of Merck KGaA, of Darmstadt, Germany. Pursuant to the Merger Agreement,
Sub plans to commence a tender offer (the "Offer") to purchase all of the outstanding common shares, par value $1.00 per share, of VWR (the "Common Shares") not owned by Parent or its affiliates for consideration of $37.00 in cash per Common Share. Pursuant to the Merger Agreement Sub will be merged with and into VWR and each holder of Common Shares of VWR will receive
$37.00 in cash for each Common Share of VWR.

The preceding description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

	Concurrently with the execution of the Merger Agreement, Parent and Sub entered into a Shareholder Agreement, dated June 8, 1999 (the "Shareholder Agreement"), with Jerrold B. Harris and N. Stewart Rogers (the "Shareholders") pursuant to which the Shareholders have agreed, among other things, to tender, in accordance with the terms of the Offer, and not withdraw, subject to the terms of the Shareholder Agreement, all of the Common Shares held by the Shareholders.

The preceding description of the Shareholder Agreement is qualified in its entirety by reference to the Shareholder Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On June 8, 1999, VWR issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
 (c) Exhibits

Exhibit
2.1 Agreement and Plan of Merger dated June 8, 1999 among EM Laboratories, Incorporated, EM Subsidiary, Inc. and VWR Scientific Products Corporation.

4.1 Shareholder Agreement, dated June 8, 1999, among EM Laboratories, Incorporated, EM Subsidiary, Inc. and the Shareholders listed therein.

99.1     Press Release of VWR Scientific Products Corporation dated June 8, 1999

SIGNATURES
	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VWR SCIENTIFIC PRODUCTS
CORPORATION
Date:  June 9, 1999	By:  /s/ David M. Bronson
      David M. Bronson
      Senior Vice President Finance,
      Chief Financial Officer and Secretary

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